CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-164370 on Form F-3 of our reports dated March 31, 2010, relating to the consolidated financial statements of Paragon Shipping Inc. and subsidiaries (the "Company"), and the effectiveness of the Company's internal control over financial reporting, appearing in this Annual Report on Form 20-F of the Company for the year ended December 31, 2009.

/s/ Deloitte. Hadjipavlou Sofianos & Cambanis S.A.
Athens, Greece
March 31, 2010